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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT



       We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-44935 of Fiserv, Inc. on Form S-4 of our reports dated January 30, 1998, appearing in and incorporated by reference in the Annual
Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 1997.   We
also consent to the reference to us under the headings "Fiserv Supplemental Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
March 23, 1998